Exhibit 16.1

Kreit & Chiu CPA LLP

733 Third Avenue, Floor 16, #1014

New York, NY 10017

(949) 326-CPAS (2727)

May 1, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Reborn Coffee, Inc. under Item 4.01 of its Form 8-K dated May 1, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Reborn Coffee, Inc. contained therein.

Very truly yours,

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

(Formerly Paris, Kreit & Chiu CPA LLP)